EXHIBIT 4.6



                                WARRANT AGREEMENT


         PERARDUA CORPORATION, a Delaware corporation (the "Company"), and AMERICAN SECURITIES TRANSFER & TRUST, INC. (the "Warrant Agent"), a Colorado corporation, agree as follows:

         1. PURPOSE. The Company proposes to publicly offer and issue an aggregate of 1,000,000 Redeemable Warrants (the "Redeemable Warrants").

         2. REDEEMABLE WARRANTS. Each Redeemable Warrant will entitle the registered holder thereof (the "Warrant Holder") to purchase from the Company one share of the Company's Common Stock, $.01 par value per share ("Common Stock") at an exercise price of $6.50 per share (the "Exercise Price").

         3. EXERCISE PERIOD. Subject to Section 5, the Redeemable Warrants may be exercised on any date at any time during the period commencing __________________, 1998 (the "Commencement Date") and ending at 5:00 p.m. New York time on _________, 2002 (the "Expiration Date"), except as altered by
Section 13 of this Agreement. If the Expiration Date shall be a holiday or a day on which banks are authorized to close in the State of New York, the term "Expiration Date" shall mean 5:00 p.m. New York time on the next following day which is not a holiday or a day on which banks are authorized to close in the State of New York. Following the Expiration Date, all unexercised Redeemable Warrants will be void and all rights of Warrant Holders shall cease.

         4. DETACHABILITY. The Redeemable Warrants shall trade separately from shares of the Company's Common Stock in the marketplace.

         5. REDEMPTION OF REDEEMABLE WARRANTS.

                  a. REDEMPTION; REDEMPTION PRICE. Commencing _________, 1998, the Company may from time to time redeem the Redeemable Warrants, in whole or in part, at $.20 per Redeemable Warrant (the "Redemption Price") upon 30 days' written notice, provided that the average closing bid price of the Company's Common Stock equals or exceeds $9.00 per share for a twenty consecutive trading day period ending within 10 days prior to the Company issuing its notice of redemption ("Notice of Redemption"). For the purposes of this Agreement, the term "closing bid price" shall mean the closing bid price of the Company's Common Stock, as quoted on the Nasdaq SmallCap Market. If the Company's Common Stock is no longer quoted on the Nasdaq SmallCap Market, the "closing bid price" shall mean the average of the high bid and low ask price for the Redeemable Warrants on any inter-dealer quotation system used in connection with the trading of the Redeemable Warrants at the time of redemption. If the Company shall determine to redeem less than all of the outstanding Redeemable Warrants, the Warrant Agent shall determine the Redeemable Warrants to be redeemed by such manner or method as it shall deem fair and appropriate, either by lot or pro rata among all Warrant Holders.






                  b. NOTICE OF REDEMPTION. In order to enable the Warrant Agent to provide services in accordance with the terms of this Agreement, the Company shall provide 10 days prior written notice to the Warrant Agent of any anticipated redemption. Upon notice from the Company, Warrant Agent shall deliver the Notice of Redemption to all Warrant Holders to be redeemed at least 30 days prior to the date established for redemption (the "Redemption Date"). Each Notice of Redemption shall (a) specify the Redemption Date and the Redemption Price; (b) state that payment of the Redemption Price will be made by the Warrant Agent upon presentation and surrender to the Warrant Agent at its principal office of the Warrant Certificates (as defined herein) representing the Redeemable Warrants to be redeemed by the Company; (c) state that the rights to exercise the Redeemable Warrants shall terminate at 5:00 p.m. New York time on the fifth business day preceding the Redemption Date; and (d) if less than all of the Redeemable Warrants then outstanding are to be redeemed, specify the serial numbers or portions of the Redeemable Warrants to be redeemed by the Company.

                  c. PAYMENT OF REDEMPTION PRICE. On or prior to the opening of business on the Redemption Date, the Company will deposit with the Warrant Agent cash, or an irrevocable letter or credit issued by a national or state bank and in a form reasonably satisfactory to the Warrant Agent, sufficient in amount to redeem all of the Redeemable Warrants stated in the Notice of Redemption. Payment of the Redemption Price shall be made by the Warrant Agent upon presentation and surrender of the Warrant Certificates representing the Redeemable Warrants to be redeemed to the Warrant Agent at its principal office. If the Notice of Redemption shall have been duly given and if the Company shall have duly deposited with the Warrant Agent the cash or irrevocable letter of credit required by this Section 5c, any Redeemable Warrants subject to such Notice of Redemption not exercised by 5:00 p.m. New York time on the Redemption Date shall no longer be deemed to be outstanding, and all rights with respect to such Redeemable Warrants shall from and after such time and date cease and terminate. Notwithstanding the foregoing, however, the Warrant Holders shall retain the right to receive the Redemption Price, without interest.

         6. CERTIFICATES. The Redeemable Warrants shall be in registered form only and shall be evidenced by a warrant certificate (the "Warrant Certificate") substantially in the form set forth as Exhibit A hereto. Warrant Certificates shall be signed by, or shall bear the facsimile signature of, the President or a Vice President of the Company and the Secretary or an Assistant Secretary of the Company and shall bear a facsimile of the Company's corporate seal. If any person, whose facsimile signature has been placed upon any Warrant Certificate as the signature of an officer of the Company, shall have ceased to be such officer before such Warrant Certificate is countersigned, issued and delivered, such Warrant Certificate shall be countersigned, issued and delivered with the same effect as if such person had not ceased to be such officer. Any Warrant Certificate may be signed by, or made to bear the facsimile signature of, any person who at the actual date of the preparation of such Warrant Certificate shall be a proper officer of the Company to sign such Warrant Certificate, even though such person was not such an officer upon the date of this Agreement.


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         7. COUNTERSIGNING. Warrant Certificates shall be manually countersigned by the Warrant Agent and shall not be valid for any purpose unless so countersigned. The Warrant Agent is hereby authorized to countersign any Warrant Certificate which is properly issued and to deliver such Warrant Certificate in accordance with the instructions of the appropriate Warrant Holder.

         8. REGISTRATION OF TRANSFER AND EXCHANGES.

                  a. Warrant Certificates may be exchanged for other Warrant Certificates representing an equal aggregate number of Redeemable Warrants or may be transferred in whole or in part. The Warrant Agent shall, from time to time, register the transfer of outstanding Warrant Certificates upon records maintained by the Warrant Agent for such purpose upon surrender of a Warrant Certificate to the Warrant Agent for transfer, accompanied by appropriate instruments of transfer in a form satisfactory to the Company and the Warrant Agent. Upon any such registration of transfer, the Warrant Agent shall issue a new Warrant Certificate in the name of and to the transferee. The Warrant Agent shall then cancel the surrendered Warrant Certificate.

         9. EXERCISE OF THE REDEEMABLE WARRANTS.

                  a. Any Redeemable Warrant evidenced by a Warrant Certificate may be exercised on or after the Commencement Date and on or before the Expiration Date. A Warrant Holder may exercise a Redeemable Warrant by (i) surrendering the Warrant Certificate to the Warrant Agent with the exercise form on the reverse of such Warrant Certificate fully completed and (ii) delivering the Exercise Price for each share of Common Stock to be purchased to the Warrant Agent by a cashier's check or certified funds payable to the order of the Company.

                  b. Upon receipt of a Warrant Certificate with the exercise form thereon duly executed and full payment of the Exercise Price, the Warrant Agent shall requisition the appropriate number of shares of Common Stock from the Company's transfer agent, and upon receipt thereof shall deliver certificates evidencing the total number of shares of Common Stock for which Redeemable Warrants are then being exercised in such names and denominations as are required for delivery to, or in accordance with the instructions of, the Warrant Holder. The certificates for the shares of Common Stock shall be deemed to be issued, and the person for whom the shares of Common Stock are issued shall be deemed to have become a holder of record of such shares, as of the date of the surrender of the Warrant Certificate and payment of the Exercise Price, whichever shall last occur.

                  c. If less than all the Redeemable Warrants evidenced by a Warrant Certificate are exercised upon a single occasion, the Warrant Agent shall issue a new Warrant Certificate to the Warrant Holder for the balance of the Redeemable Warrants not so exercised. The Warrant Agent shall deliver the Warrant Certificate to, or in accordance with the transfer instructions properly given by, the Warrant Holder prior the Expiration Date.


                                       3



                  d. The Warrant Agent shall cancel all Warrant Certificates surrendered upon exercise of the Redeemable Warrants.

                  e. Upon the exercise of a Redeemable Warrant, the Warrant Agent shall promptly deposit the payment of the Exercise Price into an escrow account established by mutual agreement of the Company and the Warrant Agent at a federally insured commercial bank. All funds deposited in the escrow account will be disbursed on a weekly basis to the Company once they have been determined by the Warrant Agent to be collected funds. Once the Warrant Agent has determined the funds to be collected, the Warrant Agent shall cause the Common Stock certificate(s) representing the exercised Redeemable Warrants to be issued to an exercising Warrant Holder.

                  f. Reasonable expenses incurred by the Warrant Agent will be paid by the Company. These expenses, including delivery of Common Stock certificates to the Company's shareholders, will be deducted from the Exercise Price submitted by an exercising Warrant Holder prior to distribution of such funds to the Company. A detailed accounting statement relating to the number of shares of Common Stock issued, names of registered Warrant Holders and the net amount of exercised funds remitted will be given to the Company with the payment of each Exercise Price.

                  g. At the time of the exercise of the Redeemable Warrants, the Company shall pay the transfer fee associated with the exercise. The Warrant Agent's fee schedule is attached as Exhibit B hereto.

                  h. The Company covenants that if any securities to be reserved for the purpose of exercise of the Redeemable Warrants hereunder require registration with, or approval of, any governmental authority under any federal securities law before such securities may be validly issued or delivered upon such exercise, the Company will file a registration statement under the federal securities laws or a post-effective amendment, use its best efforts to cause the same to become effective and use its best efforts to keep such registration statement current while any of the Redeemable Warrants are outstanding. In addition, the Company shall deliver a prospectus which complies with Section 10 of the Securities Act of 1933, as amended, to the Warrant Holder exercising the Redeemable Warrant (except, if in the opinion of counsel to the Company, such registration is not required under the federal securities laws or if the Company receives a no-action letter from the staff of the Securities and Exchange Commission stating that the staff would not recommend any enforcement action if registration is not effected). The Company will use its best efforts to obtain appropriate approvals or registrations under state "blue sky" securities laws, if applicable. With respect to any such securities, however, Redeemable Warrants may not be exercised by, or shares of Common Stock issued to, any Warrant Holder in any state in which such exercise would be unlawful.

         10. TAXES. The Company will pay all taxes attributable to the initial issuance of the shares of Common Stock upon exercise of the Redeemable Warrants. The Company shall not, however, be required to pay any tax which may be payable in respect to any transfer involved


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in the issuance of Warrant  Certificates or in the issuance of any  certificates of shares of Common Stock in the name other than that of the Warrant Holder upon the exercise of a Redeemable Warrant.

         11. MUTILATED OR MISSING WARRANT CERTIFICATES. If any Warrant Certificate is mutilated, lost, stolen or destroyed, the Company and the Warrant Agent may, on such terms as to indemnity or otherwise as they may in their sole discretion impose (which shall, in the case of a mutilated Warrant Certificate, include the surrender thereof), and upon receipt of evidence satisfactory to the Company and the Warrant Agent of such mutilation, loss, theft or destruction, issue a substitute Warrant Certificate of like denomination or tenor as the Warrant Certificate so mutilated, lost, stolen or destroyed. Applicants for substitute Warrant Certificates shall comply with such other reasonable regulations and pay any reasonable charges the Company or the Warrant Agent may prescribe.

         12. RESERVATION OF SHARES. For the purpose of enabling the Company to satisfy all obligations to issue shares of Common Stock upon exercise of the Redeemable Warrants, the Company will at all times reserve and keep available free from preemptive rights, out of the aggregate of its authorized but unissued shares of Common Stock, the full number of shares which may be issued upon the exercise of the Redeemable Warrants. These shares will, upon issue in accordance herewith, be fully paid and nonassessable by the Company and free from all taxes, liens, charges and security interests with respect to the issuance thereof.

         13. GOVERNMENTAL RESTRICTIONS. If any shares of Common Stock issuable upon the exercise of the Redeemable Warrants require registration or approval of any governmental authority, the Company will endeavor to secure such registration or approval; provided that in no event shall the shares be issued, and the Company shall have the authority to suspend the exercise of all Redeemable Warrants, until such registration or approval shall have been obtained. All Redeemable Warrants, the exercise of which is requested during any such suspension, shall be exercisable at the Exercise Price. If any such period of suspension continues past the Expiration Date, all Redeemable Warrants, the exercise of which have been requested on or prior to the Expiration Date, shall be exercisable upon the removal of such suspension until the close of business on the business day immediately following the expiration of such suspension.

         14. ADJUSTMENTS. If, prior to the exercise of any Redeemable Warrants, the Company shall have effected one or more stock splits, stock dividends or other increases or reductions of the number of shares of Common Stock outstanding without receiving compensation therefor in money, services or property, the number of shares of Common Stock subject to the Redeemable Warrants granted shall (i) if a net increase shall have been effected in the number of outstanding shares of Common Stock, be proportionately increased, and the cash consideration payable per share shall be proportionately reduced, or
(ii) if a net reduction shall have been effected in the number of outstanding shares of Common Stock, be proportionately reduced and the cash consideration payable per share be proportionately increased.


                                       5



         15.  NOTICE TO WARRANT  HOLDERS.  Upon any  adjustment  as described in
Section 14, the Company shall, within 20 days thereafter (i) cause to be filed with the Warrant Agent a certificate signed by a Company officer setting forth the details of such adjustment, the method of calculation and the facts upon which such calculation is based, which certificate shall be conclusive evidence of the correctness of the matters set forth therein, and (ii) cause written notice of such adjustments to be given to each Warrant Holder as of the record date applicable to such adjustment. Also, if the Company proposes to enter into any reorganization, reclassification, sale of substantially all of its assets, consolidation, merger, dissolution, liquidation or winding up, the Company shall give notice of such fact to all Warrant Holders at least 20 days prior to such action, and such notice shall set forth sufficient factual information necessary to indicate the effect of such action (to the extent such effect may be known at the date of such notice) on the Exercise Price and the kind and amount of the shares of Common Stock deliverable upon exercise of the Redeemable Warrants. Without limiting the obligation of the Company hereunder to provide notice to each Warrant Holder, failure of the Company to give notice shall not invalidate any corporate action taken by the Company.

         16. NO FRACTIONAL WARRANTS OR SHARES. The Company shall not be required to issue fractions of Redeemable Warrants upon the reissue of Redeemable Warrants, any adjustments as described in Section 14 or otherwise. In lieu thereof, the Company shall round up or down to the nearest full Redeemable Warrant. If the total Redeemable Warrants surrendered by exercise would result in the issuance of a fractional share, the Company shall not be required to issue a fractional share, but rather the Company shall round up or down the aggregate number of shares issuable to the nearest full share.

         17. RIGHTS OF WARRANT HOLDERS. No Warrant Holder, as such, shall have any rights of a shareholder of the Company, either at law or equity, and the rights of the Warrant Holders, as such, are limited to those rights expressly provided in this Agreement or in the Warrant Certificates. The Company and the Warrant Agent may treat the Warrant Holder in respect of any Warrant Certificates as the absolute owner thereof for all purposes notwithstanding any notice to the contrary.

         18. WARRANT AGENT. The Company hereby appoints the Warrant Agent to act as the agent of the Company, and the Warrant Agent hereby accepts such appointment upon the following terms and conditions:

                  a. Statements contained in this Agreement and in the Warrant Certificates shall be taken as statements of the Company. The Warrant Agent assumes no responsibility for the correctness of any of the same, except as such describes the Warrant Agent or for action taken or to be taken by the Warrant Agent.

                  b. The Warrant Agent shall not be responsible for any failure of the Company to comply with any of the Company's covenants contained in this Agreement or in the Warrant Certificates.


                                       6




                  c. The Warrant Agent may consult at any time with counsel satisfactory to it (who may be counsel for the Company), and the Warrant Agent shall incur no liability or responsibility to the Company or to any Warrant Holder in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with the opinion or the advice of such counsel, provided the Warrant Agent shall have exercised reasonable care in the selection and continued employment of such counsel.

                  d. The Warrant Agent shall incur no liability or responsibility to the Company or to any Warrant Holder for any action taken in reliance upon any notice, resolution, waiver, consent, order, certificate or other paper, document or instrument reasonably believed by it to be genuine and to have been signed, sent or presented by the proper party or parties.

                  e. The Company agrees to pay to the Warrant Agent the fees indicated on Exhibit B hereto, to reimburse the Warrant Agent for all reasonable expenses, taxes (other than income taxes) and governmental charges and all other charges of any kind in nature incurred by the Warrant Agent in the execution of this Agreement and to indemnify the Warrant Agent and save it harmless against any and all liabilities, including judgments, costs and counsel fees, for this Agreement, except as a result of the Warrant Agent's negligence or bad faith.

                  f. The Warrant Agent shall be under no obligation to institute any action, suit or legal proceeding or to take any other action likely to involve expense unless the Company or one or more Warrant Holders shall furnish the Warrant Agent with reasonable security and indemnity for any costs and expenses which may be incurred in connection with such action, suit or legal proceeding. Notwithstanding the foregoing, however, this provision shall not effect the power of the Warrant Agent to take such action as the Warrant Agent may consider proper, whether with or without any such security or indemnity. All rights or action under this Agreement or under any of the Redeemable Warrants may be enforced by the Warrant Agent without the possession of any of the Warrant Certificates or the production thereof at any trial or the proceeding relative thereto. Any such action, suit or proceeding instituted by the Warrant Agent shall be brought in its name as Warrant Agent, and any recovery of judgment shall be for the ratable benefit of the Warrant Holders as their respective rights or interest may appear.

                  g. The Warrant Agent and any shareholder, director, officer or employee of the Warrant Agent may buy, sell or deal in any of the Redeemable Warrants or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested. In addition, the Warrant Agent may contract with or lend money to the Company or otherwise act as fully and freely as though it were not Warrant Agent under this Agreement. Nothing herein shall preclude the Warrant Agent from acting in any other capacity for the Company or for any other legal entity.

         19. SUCCESSOR WARRANT AGENT. Any corporation into which the Warrant Agent may be merged or converted or with which it may be consolidated, or any corporation


                                       7





resulting from any merger, conversion or consolidation to which the Warrant Agent shall be a party, or any corporation succeeding to the corporate trust business of the Warrant Agent, shall be the successor to the Warrant Agent hereunder without the execution or filing of any paper or any further act of a party or the parties hereto. In any such event or if the name of the Warrant Agent is changed, the Warrant Agent or such successor may adopt the countersignature of the original Warrant Agent and may countersign such Warrant Certificates either in the name of the predecessor Warrant Agent or in the name of the successor Warrant Agent.

         20. CHANGE OF WARRANT AGENT. The Warrant Agent may resign or be discharged by the Company from its duties under this Agreement by the Warrant Agent or the Company, as the case may be, giving notice in writing to the other, and by giving a date on which such resignation or discharge shall take effect, which notice shall be sent at least 30 days prior to the date so specified. If the Warrant Agent shall resign, be discharged or shall otherwise become incapable of acting, the Company shall appoint a successor to the Warrant Agent. If the Company shall fail to make such appointment within a period of 30 days after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Warrant Agent or by any Warrant Holder or after discharging the Warrant Agent, any Warrant Holder may apply to the District Court for Denver County, Colorado, for the appointment of a successor to the Warrant Agent. Pending appointment of a successor to the Warrant Agent, either by the Company or by such court, the duties of the Warrant Agent shall be carried out by the Company. Any successor Warrant Agent, whether appointed by the Company or by such court, shall be a bank or a trust company, in good standing, organized under the laws of the Untied States of America and having at the time of its appointment as Warrant Agent, a combined capital and surplus of at least four million dollars. After appointment, the successor Warrant Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Warrant Agent without further act or deed, and the former Warrant Agent shall deliver and transfer to the successor Warrant Agent any property at the time held by it thereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for effecting the delivery or transfer. Failure to give any notice provided for in this section, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Warrant Agent or the appointment of the successor Warrant Agent, as the case may be.

         21. NOTICES. Any notice or demand authorized by this Agreement to be given or made by the Warrant Agent or by any Warrant Holder to or on the Company shall be sufficiently given or made if sent by mail, first class, certified or registered, postage prepaid, addressed (until another address is filed in writing by the Company with the Warrant Agent), as follows:

                              PerArdua Corporation
                      10940 Wilshire Boulevard, Suite 1600
                          Los Angeles, California 90024
                                 Attn: President



                                       8



Any notice or demand authorized by this Agreement to be given or made by any Warrant Holder or by the Company to or on the Warrant Agent shall be sufficiently given or made if sent by mail, first class, certified or registered, postage prepaid, addressed (until another address is filed in writing by the Warrant Agent with the Company), as follows:


                   American Securities Transfer & Trust, Inc.
                         1825 Lawrence Street, Suite 444
                           Denver, Colorado 80202-1817

Any distribution, notice or demand required or authorized by this Agreement to be given or made by the Company or the Warrant Agent to or on the Warrant Holders shall be sufficiently given or made on the day of mailing if sent by mail, first class, certified or registered, postage prepaid, addressed to the Warrant Holders at their last known addresses as they shall appear on the registration books for the Warrant Certificates maintained by the Warrant Agent.

         22. SUPPLEMENTS AND AMENDMENTS. The Company and the Warrant Agent may, from time to time, supplement or amend this Agreement without the approval of any Warrant Holders in order to cure any ambiguity or to correct or supplement any provision contained herein which may be defective or inconsistent with any other provisions herein, or to make any other provisions in regard to matters or questions arising hereunder which the Company and the Warrant Agent may deem necessary or desirable.

         23. SUCCESSORS. All the covenants and provisions of this Agreement by or for the benefit of the Company or the Warrant Agent shall bind and inure to the benefit of their respective successors and assignees hereunder.

         24. TERMINATION. This Agreement shall terminate at the close of business on the Expiration Date or such earlier date upon which all Redeemable Warrants have been exercised; provided, however, that if exercise of the Redeemable Warrants is suspended pursuant to Section 13 and such suspension continues past the Expiration Date, this Agreement shall terminate at the close of business on the business day immediately following expiration of such suspension. The provisions of Section 18 shall survive such termination.

         25. GOVERNING LAW. This Agreement and each Warrant Certificate issued hereunder shall be deemed to be a contract make under the laws of the State of Colorado and for all purposes and shall be construed in accordance with the laws of said state.

         26. BENEFITS OF THIS AGREEMENT. Nothing in this Agreement shall be construed to give any person or corporation other than the Company, the Warrant Agent and the Warrant Holders any legal or equitable right, remedy or claim under this Agreement. This Agreement shall be for the sole and exclusive benefit of the Company, the Warrant Agent and the Warrant Holders.


                                       9



         27. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of such counterparts shall for all purposes be deemed to be an original and all such counterparts shall together constitute but one and the same instrument.


                                       10





Effective Date: __________ , 1997

                                                 PERARDUA CORPORATION

                                                 By:
                                                    ------------------------
                                                 Its:
                                                     -----------------------
                                                 Date:
                                                      ----------------------



                                                 AMERICAN SECURITIES TRANSFER &
                                                   TRUST, INC.

                                                 By:
                                                    ------------------------
                                                 Its:
                                                     -----------------------
                                                 Date:
                                                      ----------------------




                                       11





                               WARRANT CERTIFICATE

    THIS WARRANT EXPIRES AT 5:00 P.M., NEW YORK TIME, ON ___________ , 2002


NUMBER                                                                  WARRANTS

W                                                              CUSIP 713603 11 6





          REDEEMABLE WARRANT CERTIFICATE FOR PURCHASE OF COMMON STOCK

                              PERARDUA CORPORATION

This certifies that FOR VALUE RECEIVED





or registered assigns




(the ``Registered Holder'') is the owner of the number of Redeemable Warrants (``Warrants'') specified above. Each Warrant initially entitles the Registered Holder to purchase subject to the terms and conditions set forth in this Certificate and the Warrant Agreement (as hereinafter defined), one fully paid and nonassessable share of Common Stock, $.01 par value, of PerArdua Corporation, a Delaware corporation (the ``Company''), at any time between June 28, 1998 through June 28, 2002 (the ``Last Exercise Date''), upon the presentation and surrender of this Warrant Certificate with the Subscription Form on the reverse hereof duly executed, at the corporate office of American Securities Transfer & Trust Company as Warrant Agent, or its successor (the ``Warrant Agent''), accompanied by payment of $6.50 (the ``Purchase Price'') in lawful money of the United States of America in cash or by official bank or certified check made payable to the order of the Company.

     This Warrant Certificate and each Warrant represented hereby are issued pursuant to and are subject in all respects to the terms and conditions set forth in the Warrant Agreement (the ``Warrant Agreement''), dated June 28, 1997, by and between the Company and the Warrant Agent.

     In the event of certain contingencies provided for in the Warrant Agreement, the Purchase Price or the number of shares of Common Stock subject to purchase upon the exercise of each Warrant represented hereby are subject to modification or adjustment.

     Each Warrant represented hereby is exercisable at the option of the Registered Holder, but no fractional shares of Common Stock will be issued. In the case of the exercise of less than all the Warrants represented hereby, the Company shall cancel this Warrant Certificate upon the surrender hereof and shall execute and deliver a new Warrant Certificate or Warrant Certificates of like tenor, which the Warrant Agent shall countersign, for the balance of such Warrants.

     The term "Expiration Date" shall mean 5:00 p.m. (New York time) on the Last Exercise Date, or such earlier date as the Warrants shall be redeemed. If such date shall in the State of New York be a holiday or a day on which the banks are authorized to close, then the Expiration Date shall mean 5:00 p.m. (New York time) the next following day which in the State of New York is not a holiday or a day on which banks are authorized to close.

     The Company shall not be obligated to deliver any securities pursuant to the exercise of the Warrants represented by this Warrant Certificate unless a registration statement under the Securities Act of 1933, as amended, with respect to such securities is effective. The Company has covenanted and agreed that it will file post effective amendments to the registration statement (which events require such amendments) and cause the same to become effective and to keep such registration statement current. The Warrants represented hereby shall not be exercisable by a Registered Holder in any state where such exercise would be unlawful.

     This Warrant Certificate is exchangeable, upon the surrender hereof by the Registered Holder at the corporate office of the Warrant Agent, for a new Warrant Certificate or Warrant Certificates of like tenor representing an equal aggregate number of Warrants, each of such new Warrant Certificates to represent such number of Warrants as shall be designated by such Registered Holder at the time of such surrender. Upon due presentment together with any service charge in addition to any tax or other governmental charge imposed in connection therewith, for registration or transfer of this Warrant Certificate at such office, a new Warrant Certificate or Warrant Certificates representing an equal aggregate number of Warrants will be issued to the transferee in exchange therefor, subject to the limitations provided in the Warrant Agreement.

     Prior to the exercise of any Warrant represented hereby, the Registered Holder shall not be entitled to any rights of a shareholder of the Company, including, without limitation, the right to vote or to receive dividends or other distributions, and shall not be entitled to receive any notice of any proceedings of the Company, except as provided in the Warrant Agreement.

     Warrants represented by this Warrant Certificate may be redeemed at the option of the Company, on or after June 21, 1998, at a redemption price of $.20 per Warrant, provided the average closing bid price (as defined in the Warrant Agreement) for the Common Stock issuable upon exercise of such Warrant is at least $9.00 per share for a twenty consecutive trading day period ending within 10 days prior to the date on which the notice of redemption is given. Notice of redemption shall be given at least thirty days prior to the date fixed for redemption as provided in the Warrant Agreement. On and after the date fixed for redemption, the Registered Holder shall have no rights with respect to the Warrants represented by this Warrant Certificate except to receive the $.20 per Warrant upon surrender of this Certificate.

     Prior to due presentment for registration of transfer hereof, the Company and the Warrant Agent may deem and treat the Registered Holder as the absolute owner hereof and of each Warrant represented hereby (notwithstanding any notations of ownership or writing hereon made by anyone other than a duly authorized officer of the Company or the Warrant Agent) for all purposes and shall not be affected by any notice to the contrary.

     This Warrant Certificate shall be governed by and construed in accordance with the laws of the State of New York.

     This Warrant Certificate is not valid unless countersigned by the Warrant Agent.

     IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be duly executed, manually or in facsimile by two of its officers thereunto duly authorized and a facsimile of its corporate seal to be imprinted hereon.



Dated:                                                      PERARDUA CORPORATION


By                                                          By


/s/ Samuel P. Sears, Jr.

Secretary                                                   President

                                 CORPORATE SEAL






COUNTERSIGNED AND REGISTERED:

American Securities Transfer & Trust, Inc.
P.O. Box 1596
Denver, Colorado 80201

By   ____________________________________
     Transfer Agent Authorized Signature



                               SUBSCRIPTION FORM

                    To Be Executed by the Registered Holder
                         in Order to Exercise Warrants

     The undersigned Registered Holder hereby irrevocably elects to exercise _______________ Warrants represented by this Warrant Certificate, and to purchase the securities issuable upon the exercise of such Warrants, and requests that certificates for such securities shall be issued in the name of
________________



PLEASE INSERT SOCIAL SECURITY OR OTHER
   IDENTIFYING NUMBER OF ASSIGNEE


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                    (please print or type name and address)

and be delivered to

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                    (please print or type name and address)

and if such number of Warrants shall not be all the Warrants evidenced by this Warrant Certificate, that a new Warrant Certificate for the balance of such Warrants be registered in the name of, and delivered to, the Registered Holder at the address stated below.


                                   ASSIGNMENT

                    To Be Executed by the Registered Holder
                          in Order to Assign Warrants

FOR VALUE RECEIVED, _________________________________ the undersigned hereby sells, assigns and transfers unto



PLEASE INSERT SOCIAL SECURITY OR OTHER
    IDENTIFYING NUMBER OF ASSIGNEE




--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                    (please print or type name and address)


--------------------------------------------------------------------------------
of the Warrants represented by this Warrant Certificate, and hereby irrevocably constitutes and appoints

______________________________________________________________________  Attorney
to transfer this Warrant Certificate on the books of the Company, with full power of substitution in the premises.


Dated:  __________________________     X  ___________________________________
                                                   Signature Guaranteed

                                          ___________________________________


THE SIGNATURE TO THE ASSIGNMENT OR THE SUBSCRIPTION FORM MUST CORRESPOND TO THE NAME AS WRITTEN UPON THE FACE OF THIS REDEEMABLE WARRANT CERTIFICATE IN EVERY PARTICULAR WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATSOEVER, AND MUST BE GUARANTEED BY AN ELIGIBLE INSTITUTION (AS DEFINED IN RULE 17Ad-15 UNDER THE SECURITIES EXCHANGE ACT OF 1934) WHICH MAY INCLUDE A COMMERCIAL BANK, TRUST COMPANY OR SAVINGS ASSOCIATION, CREDIT UNION OR MEMBER FIRM OF THE AMERICAN STOCK EXCHANGE, NEW YORK STOCK EXCHANGE, PACIFIC STOCK EXCHANGE OR MIDWEST STOCK EXCHANGE.